UNLIMITED GUARANTY

For good and valuable consideration, and as an inducement for Covol Technologies, Inc., ("Creditor"), to release Michael McEwan as guarantor of the promissory note in the amount of five million dollars dated "August ___ 1996," signed by Creditor, Guarantor and Michael McEwan, (the "Note"), Gerald Larson ("Guarantor") unconditionally guarantees to the Creditor the prompt and full payment of all sums due from Guarantor to Creditor under the Note.

The Guarantor agrees to remain fully bound on this guaranty notwithstanding any extension, modification, waiver, or substitution of any collateral or security for the debt. In addition, the Guarantor consents to and waives all notice of the same. All suretyship defenses are waived by the Guarantor.

In the event of default, the Guarantor shall be responsible to pay attorney fees, collection costs, and other fees associated with collection of the Note.

The guaranty is unlimited as to amount or duration, until the Note is completely discharged by the Guarantor.

This guaranty is binding upon and inures to the benefit of the parties, their successors, assigns, and personal representatives.

Signed under seal this 29th day of April 1998.

Guarantor

/s/ Gerald M. Larson
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